 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2006, the registrant’s wholly owned subsidiary, DNB First, National Association (the “Bank”) entered into a Marketing Services Agreement (the “Agreement”) with TSG, INC., a Pennsylvania business corporation (the “Service Provider”) for which Eli Silberman, a Director of Registrant, is the President and owner. The Agreement is for a ten (10) month term ending December 31, 2006. The Agreement obligates the Bank to pay the Service Provider compensation of $60,000.00 for the following services: (a) Consult with and assist DNB’s management in establishing strategies for branding based on the 2005 Branding study; (b) Assist DNB with marketing, public relations and customer relations strategies to provide a clear and consistent brand-positioning message to its customers and prospects; and (c) Assist DNB Management with creative supervision and copywriting as needed for all advertising and communications including, but not limited to, the Annual Report. The Agreement requires the services to produce the deliverables, and be consistent with, documented discussions between DNB and the Service Provider, and the services are to be subject to such performance measures for each stage of performance as the parties shall identify prior to commencement of each stage of services. This Agreement expires on December 31, 2006, however it is terminable by either party upon sixty (60) days written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

March 14, 2006	By:	/s/ Bruce E. Moroney
Name: Bruce E. Moroney
Title: Executive Vice President and Chief Financial Officer